EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358 and 333-192928) of Tenneco Inc. of our report dated February 25, 2014, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
FEBRUARY 27, 2014